UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 24, 2025

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-281796	99-2913448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2900 Clearview Parkway, Metairie, Louisiana		70006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(504) 455-2444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2025, the Board of Directors of Magnolia Bancorp, Inc. (the “Company”) adopted Amendment No. 1 to the Company’s Bylaws effective as of July 24, 2025. The amendment clarifies that shareholders may submit proxies by electronic transmission, provided that the electronic transmission contains or is accompanied by information from which one can determine that the shareholder, the shareholder's agent or the shareholder's attorney-in-fact authorized the transmission.

For additional information, reference is made to Amendment No. 1 to the Company’s Bylaws, which is included as Exhibit 3.2 hereto and is incorporated herein by reference thereto.

Item 8.01         Other Events

The Board of Directors of the Company has set September 18, 2025 as the date for the Company’s 2025 annual meeting of shareholders. Holders of the Company’s common stock of record at the close of business on July 28, 2025 will be entitled to vote at the annual meeting.

Item 9.01         Financial Statements and Exhibits

(a)         Not applicable.
(b)         Not applicable.
(c)         Not applicable.
(d)         Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
3.2	Amendment No. 1 to the Company’s Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA BANCORP, INC.

Date: July 29, 2025	By:	/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

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